UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2007

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective December 7, 2007, Navistar Financial Corporation (NFC), the captive finance subsidiary of Navistar International Corporation (the company), received, among others, several waivers to various material agreements of the company and NFC.  These waivers were designed to provide additional surety around NFC’s capital structure and are as follows: (1) a Fifth Waiver and Consent from the participants in its $1.4 billion Amended and Restated Credit Agreement dated as of July 1, 2005, as amended; (2) a ninth waiver from the participants in NFC’s Receivables Purchase Agreement and a fourth waiver from the participants in NFC’s Receivables Sale Agreement both dated as of April 8, 2004, as amended; and (3) an amendment, waiver and extension from the participants in NFC’s Amended and Restated Certificate Purchase Agreement dated as of December 27, 2004, as amended. All of these waivers extend through November 30, 2008, and expands the previous waivers which waive any default or event of default that would result solely from NFC’s and the company’s failure to meet the filing requirements of Sections 13 or 15 of the Exchange Act of 1934, as amended, with respect to their Annual Reports on Form 10-K for 2005, 2006, and 2007, and their quarterly reports on Form 10-Q for the periods from November 1, 2005 through July 31, 2008.

The preceding summary of certain provisions of the Waiver is qualified in its entirety by reference to the complete waiver filed as Exhibit 10.1, 10.6, and 10.11 to NFC’s Form 8-K filed with the Securities and Exchange Commission (SEC) on December 13, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: December 13, 2007	/s/ William A. Caton
William A. Caton Executive Vice President and Chief Financial Officer